Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of The Sagemark Companies Ltd., a New York corporation (the “Company”), on Form 10-Q for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission (the “Report”), Cathy Bergman, Chief Executive Officer and interim Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 11, 2011

/S/ CATHY BERGMAN
Cathy Bergman, Chief Executive Officer
and interim Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to The Sagemark Companies Ltd. and will be retained by The Sagemark Companies Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.]